UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)      January 13, 2009

AMN Healthcare Services, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
001-16753	06-1500476
(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(866) 871-8519
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On January 14, 2009, Susan R. Nowakowski, CEO and President of AMN Healthcare Services, Inc. (AHS) is scheduled to provide a series of investor briefings at the 27th Annual J.P. Morgan Healthcare Conference. The slide package prepared for use in connection with these investor meetings is furnished herewith as Exhibit 99.1. All information in the presentation is presented as of the date set forth therein and AHS does not assume any obligation to update such information in the future.

The presentation is also available on AHS’s website at http://www.amnhealthcare.com under Investors — Webcast & Presentations. In the future, AHS may also make available additional material information provided to investors on its website at the web address referenced above.

The information included in this Item 7.01, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits

99.1	Investor Presentation on January 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

AMN Healthcare Services, Inc.
By:	/s/ Susan R. Nowakowski
Susan R. Nowakowski President & Chief Executive Officer

Date: January 13, 2009